                                                                     Exhibit 5.1


                            [Letterhead of Dechert]

October 25, 2001

AmerisourceBergen Corporation
1300 Morris Drive, Suite 100
Chesterbrook, PA  19087

     Re:  Form S-4 Registration Statement
          Registration No. 333-71942
          --------------------------

Gentlemen and Ladies:

     We have acted as special counsel to AmerisourceBergen Corporation, a Delaware corporation (the "Company") and the subsidiaries listed on Exhibit A
                                                                    ---------
hereto (each a "Guarantor" and collectively the "Guarantors") in connection with the preparation and filing by the Company and the Guarantors of a Registration Statement on Form S-4 (Registration No. 333-71942) (the "Registration Statement"), with the Securities and Exchange Commission for the purpose of registering the issuance of up to an aggregate principal amount of $500,000,000 of the Company's 81/8% Senior Notes Due 2008 (the "Exchange Notes") and the Guarantors' guarantees thereof (the "Exchange Guarantees") under the Securities Act of 1933, as amended (the "Securities Act"). The Exchange Notes are to be issued in exchange for an equal aggregate principal amount of the Company's outstanding 81/8% Senior Notes Due 2008 (the "Existing Notes") and the Guarantors' guarantees thereof pursuant to the Registration Rights Agreement (the "Registration Rights Agreement") among the Company, the Guarantors, Credit Suisse First Boston Corporation, Banc of America Securities LLC and J.P. Morgan Securities, Inc. incorporated by reference as Exhibit 4.3 to the Registration Statement. The Exchange Notes and the Exchange Guarantees are to be issued pursuant to the terms of the Indenture by and among the Company, the Guarantors and Chase Manhattan Bank and Trust Company, National Association as trustee (the "Trustee"), which is filed as Exhibit 4.1 to the Registration Statement. The Indenture is to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

     In connection with the foregoing, we have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Company and the Guarantors), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinions, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Company and the Guarantors.

     We have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding agreement of the Trustee. In addition, we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the Exchange Notes and the Exchange Guarantees.

     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

     1.  The Exchange Notes have been duly authorized by the Company and, when
(a) the Registration Statement has been declared effective, (b) the Indenture has been duly qualified under the TIA, (c) the Exchange Notes have been duly executed by the Company and (d) the Exchange Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered in exchange for the Existing Notes in accordance with the Registration Rights Agreement and the terms set forth in the prospectus which is included in the Registration Statement, will constitute valid and legally binding obligations of the Company, as issuer, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors' rights generally or debtors' obligations generally, general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     2. The Exchange Guarantees have been duly authorized by each respective Guarantor, and when (a) the Registration Statement has been declared effective,
(b) the Indenture has been duly qualified under the TIA, (c) the Exchange Notes have been duly executed by the Company, (d) the Exchange Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered in exchange for the Existing Notes in accordance with the Registration Rights Agreement and the terms set forth in the prospectus which is included in the Registration Statement and (e) the Exchange Guarantees have been duly executed by the Guarantors, will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors' rights generally or debtors' obligations generally, general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the laws of the United States and the State of New York, and we express no opinion concerning the laws of any other jurisdiction. For the purposes of our opinion with respect to the due authorization of any of the Exchange Guarantees by any Guarantor, we have assumed that the corporate, limited liability company, partnership or limited partnership law of the jurisdiction of incorporation or organization of such entities is identical to that of Delaware.

     The opinion expressed herein is rendered to the Company and the Guarantors in connection with the filing of the Registration Statement and for no other purpose. The opinion expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein, under the caption "Legal Matters." In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                               Very truly yours,



                                               \s\ Dechert

Exhibit A
---------

AmeriSource Corporation

AmeriSource Health Corporation

AmeriSource Health Services Corporation

AmeriSource Heritage Corporation

AmeriSource Sales Corporation

Alliance Health Services, Inc.

Alliance Home Health Care, Inc

ASD Hemophilia Program, L. P.

ASD Hemophilia Management, LLC

ASD Specialty Healthcare, Inc.

BBC Laboratories

BBC Packing Corporation

BBC Special Packaging, Inc.

BBC Transportation Company

Bergen Brunswig Corporation

Bergen Brunswig Drug Company

Bergen Brunswig Realty Services, Inc.

BBC Operating Sub, Inc.

Beverly Acquisition Corporation

Brownstone Pharmacy, Inc.

Capstone Med, Inc.

Capstone Pharmacy of Delaware, Inc.

CD Smith Healthcare, Inc.

Century Advertising, Inc.

Choice Medical, Inc.

Computran Systems, Inc.

Corrections Pharmacies of California, LP

Corrections Pharmacies L.L.C.

Corrections Pharmacies of Hawaii, LP

Corrections Pharmacies Licensing Company, LLC

DD Wholesale, Inc.

Drug Service, Inc.

Dunnington Drug, Inc.

Dunnington Rx Services of Massachusetts, Inc.

Dunnington Rx Services of Rhode Island, Inc.

Durr-Fillauer Medical, Inc.

Express Pharmacy Services, Inc.

Family Center Pharmacy, Inc.

General Drug Company

Goot Nursing Home Pharmacy, Inc.

Goot Westbridge Pharmacy, Inc.

Goot's Goodies, Inc.

Goot's Pharmacy & Orthopedic Supply, Inc.

Green Barn, Inc.

Health Services Capital Corporation

Healthcare Prescription Services, Inc.

Home Medical Equipment Health Company

Insta-Care Holdings, Inc.

Insta-Care Pharmacy Services Corporation

Integrated Commercialization Solutions, Inc.

Inteplex, Inc.

James Brudnick Company, Inc.

K/S Instrument Corp.

LAD Drug Corporation

Los Angeles Drug Corporation

MDP Properties, Inc.

Management Systems of America, Inc.

Medical Health Industries, Inc.

Omni Med B, Inc.

Pharmacy Dynamics Group, Inc.

Pharmacy Corporation of America, Inc.

Pharmacy Corporation of America-Massachusetts, Inc.

Pharmacy Healthcare Solutions, Ltd.

PharMerica, Inc.

PharMerica Drug Systems, Inc.

Premier Pharmacy, Inc.

RightPak, Inc.

Rombro's Drug Center, Inc.

SBS Pharmaceuticals, Inc.

Southwest Pharmacies, Inc.

Southwestern Drug Corporation

Stadt Solutions, LLC

Tmesys, Inc.

The Allen Company

The Lash Group, Inc.

Value Apothecaries, Inc.